SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 --------------

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 31, 2003

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
             (Exact name of registrant as specified in its charter)

                         Market 2000+ HOLDRS (SM) Trust
                      [Issuer with respect to the receipts]

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                    333-37980
                             Commission File Number

                                   13-5674085
                      (I.R.S. Employer Identification No.)

                                250 Vesey Street
                            New York, New York 10281
              (Address of principal executive offices and zip code)

                                 (212) 449-1000
              (Registrant's telephone number, including area code)

Item 5.       Other Events

              AT&T Corp. announced a one-for-five reverse stock split on its common stock. AT&T Corp. began trading on a split-adjusted basis on November 18, 2002. As of November 22, 2002, the share amount of AT&T Corp. represented by a round lot of 100 Market 2000+ HOLDRS decreased to 1.2 from 6.

              As a result of AT&T Corp.'s spin off of its broadband business, which merged with Comcast Corporation, Comcast Corporation has been included in Market 2000+ HOLDRS. For the 6 shares of AT&T Corp. previously represented in each round lot of 100 Market 2000+ HOLDRS, the Bank of New York received 1.941 shares of Comcast Corporation. As a result, effective November 22, 2002,
              1.941 shares of Comcast Corporation were included in each round-lot of 100 Market 2000+ HOLDRS.

              LM Ericsson Telephone Company announced a one-for-ten reverse stock split on its common stock. LM Ericsson Telephone Company began trading on a split-adjusted basis on October 23, 2002. As of October 25, 2002, the share amount of LM Ericsson Telephone Company represented by a round lot of 100 Market 2000+ HOLDRS decreased to 0.9 from 9.

              Microsoft Corporation announced a two-for-one stock split on its common stock payable to shareholders of record on January 27, 2003. Microsoft Corporation began trading on a split-adjusted basis on February 18, 2003. As of February 21, 2003, the share amount of Microsoft Corporation represented by a round lot of 100 Market 2000+ HOLDRS increased to 6 shares from 3 shares.

Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits

              (c)      Exhibits

                       99.1 Market 2000+ HOLDRS Trust Prospectus Supplement dated March 31, 2003 to Prospectus dated January 29, 2002.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                MERRILL LYNCH, PIERCE, FENNER &
                                                  SMITH INCORPORATED


Date:  April 4, 2003                            By:  /s/ MITCHELL M. COX
                                                     -----------------------
                                                     Name:  Mitchell M. Cox
                                                     Title: First Vice President

                                  EXHIBIT INDEX

Number and Description of Exhibit
---------------------------------

(99.1) Market 2000+ HOLDRS Trust Prospectus Supplement dated March 31, 2003 to Prospectus dated January 29, 2002.